UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2019 (December 31, 2018)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor New York, New York		10105
(Address of principal executive offices)		(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on November 19, 2018, New Senior Investment Group Inc. (the “Company”) entered into a Termination and Cooperation Agreement (the “Termination and Cooperation Agreement”) with FIG LLC (“Fortress”), to internalize the Company’s management function (the “Internalization”). Pursuant to the Termination and Cooperation Agreement, on December 31, 2018, the Management and Advisory Agreement dated as of November 6, 2014 (the “Management and Advisory Agreement”), between the Company and Fortress, was terminated, except that certain indemnification and other obligations will survive. In addition, on December 31, 2018, the Company and Fortress entered into a Transition Services Agreement.

Under the Transition Services Agreement, Fortress is required to continue to provide the Company with certain services (the “Services”) for a transition period. The Services are primarily information technology, tax, accounting and legal services. The Services will be provided for a fee intended to be equal to Fortress’s cost of providing the Services, including the allocated cost of, among other things, overhead, employee wages and compensation and actually incurred out-of-pocket expenses. The Company may elect to terminate any individual Service with at least thirty (30) days prior notice.

The Transition Services Agreement will terminate on the latest date on which any Service is to be provided as set forth in the Transition Services Agreement, unless terminated earlier (i) by mutual agreement of the parties, (ii) by either Fortress or the Company in the event of a material breach by the non-terminating party that is not cured within thirty (30) days following written notification thereof, or (iii) by Fortress if the Company fails to pay any sum overdue and payable for a period of at least thirty (30) days.

The information set forth herein with respect to the Transition Services Agreement is qualified in its entirety by the full text of the Transition Services Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Each of the agreements described under this Item 1.01, and the transactions contemplated thereby, were negotiated and unanimously approved by a special committee (the “Special Committee”) comprised solely of David H. Milner and Robert F. Savage, each of whom are independent and disinterested members of the board of directors of the Company (the “Board”). The Special Committee was advised by independent counsel and an independent financial advisor.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Management and Advisory Agreement is incorporated by reference into this Item 1.02. From the completion of the spin-off of the Company from Newcastle Investment Corp. in November 2014 until the termination of the Management and Advisory Agreement, Fortress had been responsible for managing the Company’s operations, subject to the supervision of the Board. In connection with the termination of the Management and Advisory Agreement, the Company has (i) made a one-time cash payment of $10 million to Fortress and (ii) issued to Fortress 400,000 shares of the Company’s newly created Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) (as described below).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 with respect to the Certificate of Designation (defined below) is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, Wesley R. Edens, a Principal, co-founder, director and Co-Chief Executive Officer of Fortress Investment Group LLC, an affiliate of Fortress, resigned as Chairman of the Board and as a director of the Company. Mr. Edens’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Edens for his service to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Termination and Cooperation Agreement, the Company has issued 400,000 shares of Series A Preferred Stock to Fortress. On December 31, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation (the “Certificate of Designation”) setting forth the rights, powers, and preferences of the Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to cumulative cash dividends at a rate per annum of 6.00% on the liquidation preference amount of such shares of Series A Preferred Stock plus all accumulated and unpaid dividends. Dividends shall be payable quarterly in arrears on the fifteenth day of January, April, July and October of each year, provided that if the declaration and payment of such dividends is not permitted under applicable law or in the case of certain other limited exceptions, such dividends shall not be required to be declared and paid on such date and shall instead be declared and paid on the first succeeding payment date on which the Company is not so restricted.

Subject to certain exceptions, no dividend or other distribution may be declared, made or paid or set apart for payment upon any class or series of capital stock of the Company ranking junior to, or on parity with, the Series A Preferred Stock, and no such class or series of capital stock may be redeemed, purchased or otherwise acquired for any consideration by the Company unless all accumulated and unpaid dividends have been, or contemporaneously are, declared and paid, or are declared and a sum of cash sufficient for payment thereof is set apart for such payment, on all outstanding shares of Series A Preferred Stock and any class or series of capital stock of the Company on parity with the Series A Preferred Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock will receive out of the assets of the Company legally available for distribution to its stockholders before any payment is made to the holders of any series of preferred stock ranking junior to the Series A Preferred Stock or to any holder of the Company’s common stock but subject to the rights of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock, a payment per share equal to $100 plus any accumulated and unpaid dividends.

The Company may elect to redeem, at any time, all but not less than all of the shares of Series A Preferred Stock for cash at a price equal to the liquidation preference amount of the Series A Preferred Stock plus all accumulated and unpaid dividends thereon (the “Redemption Price”). On or after December 31, 2020, the holders of a majority of the then outstanding shares of Series A Preferred Stock will have the right to require the Company to redeem up to 50% of the outstanding shares of Series A Preferred Stock, and on or after December 31, 2021, the holders of a majority of the then outstanding shares of Series A Preferred Stock will have the right to require the Company to redeem all or any portion of the outstanding shares of Series A Preferred Stock, in each case, for cash at the Redemption Price.

Upon the occurrence of a Change of Control (as defined in the Certificate of Designation), the Series A Preferred Stock is required to be redeemed in whole at the Redemption Price.

Subject to certain exceptions, the holders of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote or consent of holders of a majority of the then outstanding shares of Series A Preferred Stock, (i) alter or amend the Certificate of Designation, (ii) alter or amend the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) so as to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, (iii) authorize, create, issue or increase the authorized amount of the Series A Preferred Stock or any class or series of capital stock of the Company ranking senior to, or on parity with, the Series A Preferred Stock, or authorize, create, issue or increase the authorized amount of any obligation or security convertible into or evidencing the right to purchase Series A Preferred Stock or any class or series of capital stock of the Company ranking senior to, or on parity with, the Series A Preferred Stock, (iv) classify or reclassify any authorized capital stock of the Company into any class or series of capital stock of the Company ranking senior to, or on parity with, the Series A Preferred Stock, or classify or reclassify any obligation or security convertible into or evidencing the right to purchase any capital stock of the Company ranking senior to the Series A Preferred Stock or (v) subject to certain specified exceptions, enter into any contractual arrangements by the Company that by their terms prohibit or restrict the payment of dividends by the Company with respect to the Series A Preferred Stock.

The Certificate of Incorporation generally prevents stockholders from owning more than 9.8% (in value or in number of shares) of the aggregate outstanding shares of the Company’s capital stock. The Board (or a duly authorized committee of the Board) has the authority to grant an exemption to this ownership limitation. In connection with permitting Fortress to own the Series A Preferred Stock, the Special Committee has granted Fortress and Fortress Operating Entity I LP (“FOE I”) a limited exemption from the aggregate stock ownership limit pursuant to Article Eleventh of the Certificate of Incorporation that permits Fortress and FOE I to collectively own up to 15% (in value or in number of shares) of the aggregate outstanding shares of the Company’s capital stock.

The information set forth herein with respect to the Certificate of Designation is qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Internalization, on December 31, 2018, the Company amended and restated its Code of Business Conduct and Ethics (the “Amended Code of Business Conduct and Ethics”) and its Code of Ethics for Senior Officers (the “Amended Code of Ethics for Officers”) to reflect, among other things, their application to employees of the Company instead of employees of Fortress. Copies of the Amended Code of Business Conduct and Ethics and the Amended Code of Ethics for Officers will be posted on the Company’s website at www.newseniorinv.com.

Forward Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the benefits of the Internalization. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for the Series A Preferred Stock

10.1	Transition Services Agreement, dated December 31, 2018, by and between New Senior Investment Group Inc. and FIG LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: January 3, 2019	By:	/s/ Susan Givens
Susan Givens
Chief Executive Officer